UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2023

Permex Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

001-41558	98-1384682
(Commission File Number)	(IRS Employer Identification No.)

2911 Turtle Creek Blvd., Suite 925 Dallas, Texas 75219	75219
(Address of Principal Executive Offices)	(Zip Code)

(469) 804-1306

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 26, 2023, the board of directors of Permex Petroleum Corporation (the “Company”) approved an amendment to the Company’s Articles of Incorporation, effective immediately, to increase the quorum requirement for the transaction of business at a meeting of the Company’s shareholders from one shareholder to the holders of thirty-three and one-third percent (33 and 1/3%) of the Company’s issued shares entitled to vote at such meeting.

The preceding description is qualified in its entirety by the complete amendment to the Company’s Articles of Incorporation, a copy of which is attached to this Current Report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3.1	Amendment to the Articles of the Company

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Permex Petroleum Corporation

September 29, 2023	By:	/s/ Mehran Ehsan
Mehran Ehsan
Chief Executive Officer